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                                                                 Exhibit 10.5(d)

                                FOURTH AMENDMENT
                                       OF
                           EVEREN CAPITAL CORPORATION
                    401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN
           (As Amended and Restated Effective as of September 1, 1995)



         WHEREAS, EVEREN Capital Corporation (the "company") maintains the EVEREN Capital Corporation 401(k) and Employee Stock Ownership Plan (As Amended and Restated Effective as of September 1, 1995) (the "plan"); and

         WHEREAS, the plan has been amended, and further amendment of the plan now is considered desirable;

         NOW, THEREFORE, pursuant to the power reserved to the committee under the plan (the "committee") by subsection 18.1 of the plan, the plan, as amended, is hereby further amended, effective as of September 1, 1995, in the following particulars:

                  1. By substituting the following sentence for the second sentence immediately following paragraph 3.5(g) of the plan:

         "In no event shall the amount of a participant's earnings taken into account for purposes of the plan for any plan year exceed $150,000 (or such other amount as may be determined by the Secretary of the Treasury pursuant to Code Section 401(a)(17))."

                  2. By adding the following sentence at the end of subsection
         8.4 of the plan:

         "The amount of any excess deferrals to be distributed to a participant under this subsection for a plan year shall be reduced by any excess income deferral contributions previously distributed to the participant for such plan year under paragraph 8.5(d)."

                  3. By adding the following two sentences at the end of paragraph 8.5(c) of the plan:

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         "Corrective deferral contributions made under this paragraph (c) may be taken into account for purposes of satisfying the requirements of this subsection 8.5 only if such contributions satisfy the requirements of Treasury Regulation Section 1.401(k)-1(b)(5). Any amounts attributable to corrective deferral contributions shall be fully vested and nonforfeitable at all times and may be distributed only upon the occurrence of an event described in Code Section 401(k)(2)(B)(i)(I),
         (II), (III), or (IV)."

                  4. By adding the following sentence immediately before the last sentence of paragraph 8.5(d) of the plan:

         "The amount of any excess income deferral contributions to be distributed to a highly compensated participant under this paragraph
         (d) for a plan year shall be reduced by any excess deferrals previously distributed to such participant for such plan year under subsection 8.4."

                  5. By adding the following sentence at the end of paragraph 8.6(c) of the plan:

         "Any amounts attributable to corrective matching contributions may be distributed only upon the occurrence of an event described in Code
         Section 401(k)(2)(B)(i)(I), (II), or (III)."

                  6. By adding the following sentence immediately after the first sentence of subsection 20.5 of the plan:

         "Each participant who is not a key employee shall share in the employer contribution described in the immediately preceding sentence for any plan year only if the participant is employed by the employers on the last day of the plan year, regardless of (i) the number of hours of service completed by the participant during the plan year, (ii) the participant's compensation for the plan year, (iii) whether the participant has made income deferral contributions for the plan year, or (iv) whether the participant has, during the plan year, withdrawn any of the participant's income deferral contributions."


         IN WITNESS WHEREOF, the undersigned duly authorized member of the committee has caused the foregoing amendment to be executed this _____ day of

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___________________________, 1997.


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                                        On behalf of the committee as aforesaid